Exhibit 99.1

China XD Plastics Company Limited Special Committee Engages Financial Advisor and Legal Counsel

HARBIN, China, May 15, 2020 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) (the “Company”), one of China’s leading specialty chemical companies engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced that the special committee consisting of independent directors (the “Special Committee”) of its board of directors (the “Board”), formed to consider, among other things, the previously announced preliminary non-binding “going private” proposal received by the Board on May 8, 2020, has retained Duff & Phelps, LLC as its financial advisor and Hogan Lovells as its legal counsel to assist it in its review and evaluation of the proposed transaction.

The Board cautions the Company’s shareholders and others considering trading the Company’s securities that no decisions have been made by the Special Committee with respect to the Company’s response to the proposal. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 31 automobile brands manufactured in China, including without limitation, Audi, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of September 30, 2019, 595 of the Company’s products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company’s English website at http://chinaxd.irpass.com/, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the approval and the consummation of the potential transaction contemplated by the proposal letter or any alternative transaction. These forward-looking statements can be identified by terminology such as “will,” “expect,” “project,” “anticipate,” “forecast,” “plan,” “believe,” “estimate” and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the global economic uncertainty, the fluctuation in automotive sales and productions, the development of Company’s expansion plans, the slowdown of China’s automotive industry, the concentration of the Company’s distributors, customers and suppliers, and other risks detailed in the Company’s filings with the U.S Securities and Exchange Commission and available on its website at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts

China XD Plastics Company Limited

Mr. Taylor Zhang, CFO (New York)

Phone: +1 (212) 747-1118

Email: cxdc@chinaxd.net